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                                                                    EXHIBIT 1(b)

                           POPULAR NORTH AMERICA, INC.

                              Medium-Term Notes Due
                       9 Months or More from Date of Issue

                    Unconditionally Guaranteed as to Payment
                 of Principal, Premium, if any, and Interest by
                                  POPULAR, INC.

                             DISTRIBUTION AGREEMENT

                                                                  March 21, 2003


CREDIT SUISSE FIRST BOSTON LLC
11 Madison Avenue
New York, New York 10010

J.P.  MORGAN SECURITIES INC.
270 Park Avenue
New York, New York 10017

KEEFE, BRUYETTE & WOODS, INC.
787 Seventh Avenue
New York, New York 10019

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
Merrill Lynch World Headquarters
4 World Financial Center
North Tower, 15th  Floor
New York, New York 10080

POPULAR SECURITIES, INC.
209 Munoz Rivera Avenue
Hato Rey, Puerto Rico 00918

UBS WARBURG LLC
677 Washington Blvd
Stamford, Connecticut  06901

Ladies and Gentlemen:

         Popular North America, Inc., a Delaware corporation (the "Company"), confirms its agreement with Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Keefe, Bruyette &


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Woods, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Popular Securities, Inc. and UBS Warburg LLC (each, an "Agent," and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes described herein (the "Notes"). The Notes will be unconditionally guaranteed as to payment of principal, premium, if any, and interest (the "Guarantees") by Popular, Inc. (the "Guarantor"). The Notes and the Guarantees are to be issued pursuant to an Indenture, dated as of October 1, 1991, as amended and supplemented from time to time (the "Indenture"), among the Company, the Guarantor and Bank One, N.A., as trustee (the "Trustee").

         As of the date hereof, the Company has authorized the issuance and sale of Notes with an aggregate initial offering price of up to $2,000,000,000 (or the equivalent thereof in other currencies or currency units) less an amount equal to the aggregate proceeds from the sale prior to the date hereof of Notes and prior to or after the date hereof of securities other than the Notes registered under the Prospectus, dated November 19, 2001, relating to debt securities and preferred stock of the Company, Popular, Inc. and Popular International Bank, Inc. to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

         This Agreement provides both for the sale of Notes by the Company directly to one or more Agents as principal for resale to investors and other purchasers and for the sale of the Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the applicable Agent(s), in which case each applicable Agent will act as an agent of the Company in soliciting offers for the purchase of Notes.

         The Company and the Guarantor have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (Nos. 333-73242, 333-73242-01 and 333-73242-02) for the registration of debt securities, including the Notes, and guarantees thereof, including the Guarantees, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the Company and the Guarantor have filed such post-effective amendments thereto as may be required prior to the Company's acceptance of any offer for the purchase of Notes and each such post-effective amendment has been declared effective by the SEC. Such registration statement (as so amended, if applicable) is referred to herein as the "Registration Statement"; and the final prospectus and all applicable amendments or supplements thereto (including the final prospectus supplement and pricing supplement relating to the offering of Notes), in the form first furnished to the applicable Agent(s) for use in confirming sales of Notes, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference that are filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to any acceptance by the Company of an offer for the purchase of Notes; provided further, that if the Company and the Guarantor file a registration statement with the SEC pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after


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such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the Registration
Statement became effective and any prospectus furnished by the Company and the Guarantor after the registration statement became effective and before any acceptance by the Company of an offer for the purchase of Notes which omitted information to be included upon pricing of such Notes in a form of prospectus filed with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations. For purposes of this Agreement, all references to the "Registration Statement," "Prospectus" or "preliminary prospectus" or to any amendment or supplement thereto shall be deemed to include any copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "disclosed," "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto shall be deemed to include all such financial statements and schedules and other information incorporated therein by reference at or prior to the acceptance of any particular offer for the purchase of Notes; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act incorporated therein by reference after the acceptance of any particular offer for the purchase of Notes.

SECTION 1.  Appointment as Agents.

         (a) Appointment. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees that Notes shall be sold exclusively to or through the Agents. The Company agrees that it will not appoint any other agents to act on its behalf, or to assist it, in the placement of the Notes.

         Notwithstanding anything to the contrary contained herein, the Company may authorize any other person, partnership or corporation (an "Additional Agent") to act as its agent to solicit offers for the purchase of all of the Notes or a specific tranche of Notes. Unless the Agents otherwise agree, the appointment of an Additional Agent shall be effected by the Company's addition of the name and address of the Additional Agent to the signature page of a counterpart of this Agreement, the execution of such counterpart by the Additional Agent, and the prompt delivery of executed copies of such counterpart and any other contractual arrangements between the Company and such Additional Agent relating thereto to the Agents and their counsel. Thereafter, with respect to all of the Notes or the specific tranche of Notes, as the case may be, the term "Agent" or "Agents," as used in this Agreement, shall mean the Agents and such Additional Agent. Upon its appointment, the Additional Agent shall specify its requirement for the delivery of certificates, letters and opinions as are set forth in Section 5 hereof.

         (b) Sale of Notes. The Company shall not sell or approve the solicitation of offers for the purchase of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered for sale pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining


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records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

         (c) Purchases as Principal; Solicitations as Agent. The Agents shall not have any obligation to purchase Notes from the Company as principal. However, absent an agreement between an Agent and the Company that such Agent shall be acting solely as an agent for the Company, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Company through such Agent. Accordingly, the Agents, individually or in a syndicate, may agree from time to time to purchase Notes from the Company as principal for resale to investors and other purchasers determined by such Agents. Any purchase of Notes from the Company by an Agent as principal shall be made in accordance with Section 3(b) hereof. If agreed upon between an Agent and the Company, such Agent, acting solely as an agent for the Company and not as principal, shall solicit offers for the purchase of Notes. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by it on an agency basis and accepted by the Company. Such Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason, except in the event that such sale is not consummated due to the failure of such Agent to perform its obligations hereunder.

         (d) Reliance. The Company and the Agents agree that any Notes purchased from the Company by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as an agent of the Company shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company and the Guarantor contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.  Representations and Warranties of the Company and the Guarantor.

         (a) The Company and the Guarantor jointly and severally represent and warrant to the Agents as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or to one or more Agents as principal), as of the date of each delivery of Notes (whether through an Agent as agent or to one or more Agents as principal) (the date of each such delivery to one or more Agents as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement that relates exclusively to an offering of securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of securities other than the Notes under the Registration Statement) (each of the times referenced above being referred to herein as a "Representation Date") as follows:

                  (i) Due Incorporation and Qualification. Each of the Guarantor and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the


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         Prospectus; the Guarantor is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"); and each of the Guarantor and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise.

                  (ii) Subsidiaries. Each subsidiary of the Guarantor or the Company which is a significant subsidiary (each, a "Significant Subsidiary"), as defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act, has been duly incorporated and is validly existing as a corporation or a bank in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise; and all of the issued and outstanding shares of capital stock of each such Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable (subject to the provisions of Section 55 of Title 12 of the United States Code in the case of Significant Subsidiaries which are national banking associations) and, except as otherwise disclosed in the Prospectus and except for directors' qualifying shares, are owned by the Company or the Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity or, if such is not the case, that any such security interest, mortgage pledge, lien, encumbrance, claim or equity, when exercised, enforced or otherwise asserted, will not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise.

                  (iii) Registration Statement and Prospectus. The Company and the Guarantor meet the requirements for use of Form S-3 under the 1933 Act; the Registration Statement (or any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or any Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and the Guarantor, are contemplated by the SEC, and any request on the part of the SEC for additional information has been complied with; the Indenture has been duly qualified under the 1939 Act; at the respective times that the Registration Statement (including any Rule 462(b)


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         Registration Statement) and any post-effective amendment thereto
         (including the filing of the Guarantor's most recent Annual Report on Form 10-K with the SEC (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement (including any Rule 462(b) Registration Statement but excluding any prospectus supplement with respect to an offering of securities other than the Notes that is contained therein) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each preliminary prospectus and prospectus filed as part of the Registration Statement (excluding any prospectus supplement with respect to an offering of securities other than the Notes that is contained therein) as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations; each preliminary prospectus and the Prospectus delivered to the applicable Agent(s) for use in connection with the offering of Notes are identical to any electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T; and at the date hereof, at the date of the Prospectus and each amendment or supplement thereto and at each Representation Date, neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or the Prospectus.

                  (iv) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                  (v) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

                  (vi) Financial Statements. The consolidated financial statements and any supporting schedules included or incorporated by reference in the Prospectus present fairly the consolidated financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved; the supporting schedules


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         included or incorporated by reference in the Prospectus present fairly the information required to be stated therein; and any pro forma consolidated financial statements of the Guarantor and its consolidated subsidiaries and the related notes thereto included in the Prospectus present fairly the information shown therein, have been prepared in accordance with the SEC's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (vii) Authorization and Validity of this Agreement, the Indenture, the Guarantees and the Notes. This Agreement has been duly authorized, executed and delivered by the Guarantor and the Company; the Indenture has been duly authorized, executed and delivered by the Guarantor and the Company and constitutes a valid and legally binding obligation of the Company and the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement (as defined in Section 3(b)), will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles; the Guarantees have been duly authorized and, upon due issuance, authentication and delivery of the related Notes and due endorsement of the Guarantees, the Guarantees will have been duly executed, issued and delivered and will be valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles; the Notes, the Guarantees and the Indenture will be substantially in the form heretofore delivered to the Agent and conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes and the Guarantees will be entitled to the benefits provided by the Indenture.

                  (viii) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

                  (ix) No Defaults; Regulatory Approvals. Neither the Company, the Guarantor nor any of the Significant Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease


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         or other instrument to which it is a party or by which it or any of them or their properties may be bound; the execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein, therein and pursuant to any applicable Terms Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or any of the Significant Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Guarantor or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company, the Guarantor or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, the Guarantor or any such subsidiary or any law, administrative regulation or administrative or court order or decree which breach, default, creation, imposition or violation would, in each case, have a material adverse effect on the Guarantor and its subsidiaries taken as a whole; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Guarantor or the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations (which have been obtained), the 1939 Act or state securities or Blue Sky laws.

                  (x) Legal Proceedings; Contracts. Except as may be set forth in the Registration Statement, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Guarantor or the Company, threatened against or affecting, the Company, the Guarantor or any of its subsidiaries, which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, or might materially and adversely affect the consummation of this Agreement or any Terms Agreement; and there are no contracts or documents of the Company or the Guarantor or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed or incorporated by reference.

                  (xi) Regulatory Certificates, Authorities and Permits. The Company, the Guarantor and the Significant Subsidiaries possess adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except for such certificates, authorities or permits as are not material to the business, operations, financial condition or income of the Company, the Guarantor or the Significant Subsidiaries; and neither the Company, the Guarantor nor any of the Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Guarantor and its subsidiaries considered as one enterprise.


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                  (xii) 1940 Act. Neither the Company nor the Guarantor is, or
         upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

         (b) Additional Certifications. Any certificate signed by any officer of the Guarantor, the Company or a Significant Subsidiary and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes and related Guarantees or the sale of Notes to one or more Agents as principal shall be deemed a representation and warranty by the Company, the Guarantor or such Significant Subsidiary, as the case may be, to the Agents as to the matters covered thereby on the date of such certificate.

SECTION 3.  Solicitations as Agents; Purchases as Principal.

         (a) Solicitations as Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed upon by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

         The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

         The Company agrees to pay an Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto. The Agents may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

         The purchase price, interest rate or formula, maturity date and other terms of the Notes shall be agreed upon by the Company and the applicable Agent and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of $1,000 and integral multiples thereof. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

         (b) Purchases as Principal. Each sale of Notes to one or more Agents as principal shall be made in accordance with the terms contained herein and (unless the Company and such Agent(s) shall otherwise agree) pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent(s). Each such separate agreement (which may be an oral agreement) between one or more Agents and the Company is herein referred to as a "Terms Agreement." Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms


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Agreement between the Company and the applicable Agent(s). Each such Terms
Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. Each Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by each applicable Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Notes and such other provisions (including further terms of the Notes) as may be mutually agreed upon. The Agents may utilize a selling or dealer group in connection with the resale of the Notes purchased. Unless expressly provided for in the Terms Agreement, no opinions, letters or certificates shall be delivered by the Company in connection with the sale of Notes to one or more Agents as principal.

         (c) Administrative Procedures. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agent, the Company and the Guarantor (the "Procedures"). The Agents, on the one hand, and the Company and the Guarantor, jointly and severally on the other hand, agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

         (d) Restrictions on Distribution in Puerto Rico. The Agents agree that Popular Securities, Inc. shall have the sole right to solicit offers to purchase the Notes as agent or to make any sales of the Notes as principal, as the case may be, in Puerto Rico.

         (e) Restrictions on Sales to Discretionary Accounts. Each Agent hereby agrees to refrain from sales to discretionary accounts under its supervision except in accordance with procedures to obtain the prior specific written approval of the customer that have been approved by the NASD in compliance with NASD Conduct Rule 2720(l).

SECTION 4. Covenants of the Company and the Guarantor.

         The Company and the Guarantor jointly and severally covenant with the Agents as follows:

         (a) Notice of Certain Events. The Company and the Guarantor will notify the Agents immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the filing of any supplement to the Prospectus relating to the Notes or any document filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company and the Guarantor will use reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof.

         (b) Notice of Certain Proposed Filings. Except as otherwise provided in subsection (1) of this Section 4, the Company and the Guarantor will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes and related Guarantees, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing information solely with respect to the terms of Notes (except with respect to the applicable Agent(s)) and other than an amendment or supplement that relates to an offering of securities other than the Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, except for documents required to be filed pursuant to the 1934 Act, which the Company or the Guarantor shall furnish to the Agents immediately after the filing thereof, and will not file any such amendment or supplement other than a document required to be filed pursuant to the 1934 Act in a form to which you or your counsel shall reasonably object.

         (c) Copies of the Registration Statement and the Prospectus. The Company and the Guarantor will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company and the Guarantor will furnish the Agents with as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

         (d) Preparation of Pricing Supplements. The Company and Guarantor will prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents. The Company will deliver such Pricing Supplement to the applicable Agent(s) no later than 11:00 am, New York City time, on the business day following the date of the Company's acceptance of the offer for the purchase of such Notes and will file such Pricing Supplement pursuant to the applicable clause of Rule 424(b) under the 1933 Act in accordance with the prescribed time period therein.

         (e) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (1) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus or any amendment or supplement thereto in order that neither the Registration Statement or the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading or if it shall be necessary to amend or supplement the Registration Statement or the Prospectus or any amendment or supplement thereto in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agents and to cease sales of any Notes the Agents may have purchased from the Company as principal, and the Company and the Guarantor will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus or any amendment or supplement thereto comply with such requirements.

         (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (1) of this Section, on or prior to the date on which there shall be released to the general public interim consolidated financial statement information related to the Guarantor with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Guarantor shall furnish such information to the Agents, confirmed in writing, and promptly thereafter shall cause the Registration Statement and the Prospectus to be amended or supplemented to include or incorporate by reference capsule financial information with respect to the results of operations of the Guarantor and its consolidated subsidiaries for such period and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (1) of this Section, on or prior to the date on which there shall be released to the general public financial information with respect to the audited consolidated financial statements of the Guarantor for the preceding fiscal year, the Guarantor shall furnish such information to the Agents, confirmed in writing, and promptly thereafter shall cause the Registration Statement and the Prospectus to be amended or supplemented to include or incorporate by reference such audited consolidated financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such consolidated financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (h) Earnings Statements. The Guarantor will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to the security holders of the Company as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (i) Blue Sky Qualifications. The Company and the Guarantor will endeavor, in cooperation with the Agents, to qualify the Notes and related Guarantees for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents and the Company shall agree and, unless the Company otherwise notifies the Agents, will maintain such qualifications in effect for as long as may be required for the distribution of the Notes and related Guarantees; provided, however, that the Company and the Guarantor shall not be required to submit to general service of process in any jurisdiction. The Company and the Guarantor will promptly advise the Agents of their receipt of any notification with respect to the suspension of the qualification of the Notes and related Guarantees for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

         (j) Reporting Requirements. The Guarantor and the Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act within the time period prescribed by the 1934 Act and the 1934 Act Regulations.

         (k) Stand-Off Agreement. If required pursuant to the terms of a Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company and the Guarantor will not, without the consent of the applicable Agent or Agents, offer or sell, or enter into any agreement to sell, any debt securities of the Company or the Guarantor (other than the Notes that are to be sold pursuant to such Terms Agreement and commercial paper).

         (l) Suspension of Certain Obligations. The Company and the Guarantor shall not be required to comply with the provisions of subsections (b), (e), (f) or (g) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agent pursuant to a request from the Company and the Guarantor and (ii) the Agents shall not then hold any Notes purchased from the Company as principal, to the time the Company and the Guarantor shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with one or more Agents.

         (m) Public Reports. The Company and the Guarantor will furnish to the Agents, at the earliest time the Company and the Guarantor make the same available to others, copies of their annual reports and other financial reports furnished or made available to the public generally.

SECTION 5.  Conditions of Obligations.

         The obligations of the Agents to solicit offers to purchase the Notes as agent of the Company, the obligations of any purchasers of the Notes sold through an Agent as agent, and any obligation of an Agent to purchase Notes pursuant to a Terms Agreement or otherwise will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor contained herein and to the accuracy of the statements of the officers of the Company and the Guarantor made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company and the Guarantor of all their respective covenants and agreements herein contained and to the following additional conditions precedent:

         (a) Legal Opinions. On the date hereof and, if required by any applicable Terms Agreement, on the Settlement Date with respect to such Terms Agreement, the Agents shall have received the following legal opinions, dated as of the date hereof or such Settlement Date, as the case may be, in form and substance satisfactory to the Agents:

                  (1) Opinion of Counsel to the Company and the Guarantor. The opinion of Sullivan & Cromwell LLP, counsel to the Company and the Guarantor, to the effect that:

                           (i) The Company has been duly incorporated and is an
                  existing corporation in good standing under the laws of the State of Delaware.

                           (ii) The Company has the corporate power and
                  authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

                           (iii) The Guarantor is duly registered as a bank
                  holding company under the Bank Holding Company Act.

                           (iv) The Indenture has been duly authorized, executed
                  and delivered by the Company and the Guarantor and duly qualified under the Trust Indenture Act of 1939 and constitutes a valid and legally binding obligation of the Company and the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                           (v) The series of Notes has been duly authorized and
                  established in conformity with the Indenture and, when the terms of a particular Note and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indenture and such Note has been duly prepared, executed, authenticated and issued in accordance with the Indenture and delivered against payment in accordance with this Agreement, such Note will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                           (vi) The issuance of the Guarantees has been duly
                  authorized, the Guarantees have been established in conformity with the Indenture and, when the terms of a particular Note and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indenture, such Note has been duly prepared, executed, authenticated and issued in accordance with the Indenture and delivered against payment in accordance with this Agreement and the Guarantee endorsed on such Note has been duly executed in accordance with the Indenture, such Guarantee will constitute a valid and legally binding obligation of the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                           (vii) All regulatory consents, authorizations,
                  approvals and filings required to be obtained or made by the Company or the Guarantor on or prior to the date hereof or such Settlement Date, as the case may be, under the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware for the issuance, sale and delivery of the Notes by the Company to or through the Agents in accordance with this Agreement have been obtained or made; provided, however, that such counsel need express no opinion with respect to state securities laws.

                           (viii) This Agreement and, if applicable, such Terms
                  Agreement have each been duly authorized, executed and delivered by the Company and the Guarantor.

                           (ix) The execution and delivery by the Company and
                  the Guarantor of the Indenture and this Agreement and, if applicable, such Terms Agreement do not, and the preparation, execution and issuance of each particular Note and Guarantee in accordance with the Indenture, the sale by the Company of such Note in accordance with this Agreement and, if applicable, such Terms Agreement and the performance by the Company and the Guarantor of their respective obligations under the Indenture, this Agreement and, if applicable, such Terms Agreement, the Notes and the Guarantees will not (a) violate the certificate of incorporation or by-laws of the Company, in each case as in effect at the date of such opinion, (b) violate any existing Federal law of the United States applicable to the Company or the Guarantor or (c) violate the existing General Corporation Law of the State of Delaware; provided, however, that, for the purposes of this paragraph (ix), such counsel need express no opinion with respect to the Federal or state securities laws, other antifraud laws, fraudulent transfer laws, the Employee Retirement Income Security Act of 1974 and related laws, and laws that restrict transactions between United States persons and citizens or residents of certain foreign countries or specially designated nationals and organizations; provided, further, that insofar as performance by the Company and the Guarantor of their respective obligations under the Indenture, this Agreement and, if applicable, such Terms Agreement, the Notes and the Guarantees is concerned, such counsel need express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

                           (x) The Registration Statement is effective under the
                  1933 Act and, to the best of such counsel's knowledge, (a) no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and (b) no proceedings therefor have been initiated or threatened by the SEC.

                           (xi) As counsel for the Company and the Guarantor,
                  such counsel reviewed the Registration Statement and the Prospectus, and any amendment or supplement thereto, participated in discussions with the Agents' representatives and those of the Company and the Guarantor and their independent accountants, and advised the Company and the Guarantor as to the requirements of the 1933 Act and the applicable 1933 Act Regulations, and on the basis of the information that such counsel gained in the course of the performance of the services referred to above, considered in the light of their understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience they have gained through their practice under the 1933 Act, they confirm to the Agents that, in their opinion, each part of the Registration Statement, when such part became effective, and the Prospectus, as of the date of the prospectus supplement or, if applicable, the pricing supplement forming a part thereof, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Notes, to the requirements of the 1933 Act, the 1939 Act and the applicable rules and regulations of the SEC thereunder, and nothing has come to their attention in the course of such review that has caused them to believe that, insofar as relevant to the offering of the Notes, any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, insofar as relevant to the offering of the Notes, the Prospectus, as of the date of the prospectus supplement or, if applicable, the pricing supplement forming a part thereof, or, if applicable, the applicable Settlement Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may say that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, except (i) for those made under the captions "Description of Debt Securities We May Offer" and "Plan of Distribution" in the Prospectus, under the captions "Description of Notes We May Offer" and "Supplemental Plan of Distribution" in the prospectus supplement forming a part of the Prospectus and under the captions "Description of the Notes" and "Underwriting," or similar or comparable captions, in any pricing supplement forming a part of the Prospectus, insofar as they relate to provisions therein described, of the Notes, the Guarantees, the Indenture and this Agreement and, if applicable, such Terms Agreement and (ii) the accuracy of the descriptions of the Federal laws of the United States contained in the prospectus supplement forming a part of the Prospectus under the caption "United States Taxation," and that they do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or as to the statement of the eligibility of the Trustee under the Indenture. Such counsel may also say that their letter is furnished to the Agents by them as counsel for the Company and the Guarantor and is solely for the benefit of the Agents.

         Such counsel may base their opinions, as to certain matters, on certificates of officers of the Company and the Guarantor and may rely as to all matters relating to the laws of the Commonwealth of Puerto Rico upon the opinion of Brunilda Santos de Alvarez, Esq., delivered pursuant to Section 5(a)(2) hereof.

                  (2) Opinion of Puerto Rico Counsel to the Company and the Guarantor. The opinion of Brunilda Santos de Alvarez, Esq., Puerto Rico Counsel to the Company and the Guarantor, to the effect that:

                           (i) The Guarantor has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the Commonwealth of Puerto Rico.

                           (ii) The Guarantor has corporate power and authority
                  to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

                           (iii) The Guarantor is not required to register as a
                  foreign corporation in any jurisdiction in order to conduct the business presently conducted by it.

                           (iv) Each Significant Subsidiary has been duly
                  incorporated and is validly existing as a corporation or a bank in good standing under the laws of the jurisdiction of its incorporation, has the corporate or other organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, and, to the best of such counsel's knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries taken as a whole; and all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable (subject to the provisions of Section 55 of Title 12 of the United States Code in the case of Significant Subsidiaries which are national banking associations) and, except for directors' qualifying shares, is owned, directly or through such subsidiaries, by the Guarantor free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                           (v) This Agreement and, if applicable, such Terms
                  Agreement, have been duly authorized, executed and delivered by the Guarantor.

                           (vi) The Indenture has been duly and validly
                  authorized, executed and delivered by the Company and the Guarantor and constitutes a valid and legally binding obligation of the Company and the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                           (vii) The issuance of the Guarantees has been duly
                  authorized, the Guarantees have been established in conformity with the Indenture and, when the terms of a particular Note and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indenture, such Note has been duly prepared, executed, authenticated and issued in accordance with the Indenture and delivered against payment in accordance with this Agreement, and the Guarantee endorsed on such Note has been duly executed in accordance with the Indenture, such Guarantee will constitute a valid and legally binding obligation of the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Guarantees will be entitled to the benefits of the Indenture.

                           (viii) All regulatory consents, authorizations,
                  approvals and filings required to be obtained or made by the Company or the Guarantor on or prior to the date hereof or such Settlement Date, as the case may be, under the laws of the Commonwealth of Puerto Rico for the issuance, sale and delivery of the Notes by the Company to or through the Agents in accordance with this Agreement have been obtained or made; provided, however, that such counsel need express no opinion with respect to state securities laws.

                           (ix) To the best of such counsel's knowledge, neither
                  the Company, the Guarantor nor any of the Significant Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note or lease known to such counsel to which it or any of them is a party or by which their properties may be bound; the execution and delivery by the Company and the Guarantor of the Indenture, this Agreement and any Terms Agreement do not, and the preparation, execution and issuance of each particular Note and Guarantee in accordance with the Indenture, the sale by the Company of such Note in accordance with this Agreement, and the performance by the Company and the Guarantor of their respective obligations under the Indenture, this Agreement, the Notes, any Terms Agreement and the Guarantees will not (a) violate the certificate of incorporation or by-laws of the Company or the Guarantor as in effect as at the date of such opinion, (b) violate any existing Federal law of the United States or any existing law of the Commonwealth of Puerto Rico applicable to the Company or the Guarantor, (c) constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or any Significant Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Company, the Guarantor or any of the Significant Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the Guarantor or any of the Significant Subsidiaries is subject or (d) violate any administrative or court decree as applicable to the Company, the Guarantor or any Significant Subsidiary or having jurisdiction over the Company, the Guarantor or any Significant Subsidiary, which breach, default, creation, imposition or violation would, in each case, have a material adverse effect on the Guarantor and its subsidiaries considered as a whole; provided, however, that, for purposes of this paragraph (ix), such counsel need express no opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws, the Employee Retirement Income Security Act of 1974 and related laws, and laws that restrict transactions between United States persons and citizens or residents of certain foreign countries or specially designated nationals and organizations; provided, further, that insofar as performance by the Company and the Guarantor of their respective obligations under the Indenture, this Agreement, any Terms Agreement, the Notes and the Guarantees is concerned, such counsel need express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

                           (x) To the best of such counsel's knowledge and
                  information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company, the Guarantor or any of its subsidiaries is a party or to which any of its property or assets is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company, the Guarantor or any such subsidiary, are, considered in the aggregate, not material.

                           (xi) To the best of such counsel's knowledge, there
                  are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof or references thereto are correct.

                           (xii) The Registration Statement is effective under
                  the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

                           (xiii) Each document filed pursuant to the 1934 Act
                  and incorporated by reference in the Prospectus complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                           (xiv) As counsel to the Company and the Guarantor
                  such counsel has reviewed the Registration Statement and the Prospectus, and any amendment or supplement thereto, participated in discussions with representatives of the Agents and those of the Guarantor, the Company and their accountants, and on the basis of the information that such counsel gained in the course of the performance of her services, considered in the light of her understanding of the applicable law, including the requirements of Form S-3 and the character of the prospectus contemplated thereby, such counsel confirms that, in her opinion, each part of the Registration Statement, when such part became effective, and the Prospectus, as of the date of the prospectus supplement or, if applicable, the pricing supplement forming a part thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the 1939 Act and the applicable rules and regulations of the SEC thereunder; and that nothing has come to her attention in the course of her review that has caused her to believe that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus, on the date of the prospectus supplement or, if applicable, the pricing supplement forming a part thereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may say that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that she does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, except for those made under the captions "Description of Debt Securities We May Offer" and "Plan of Distribution" in the Prospectus, under the captions "Description of Notes We May Offer" and "Supplemental Plan of Distribution" in the prospectus supplement forming a part of the Prospectus and under the captions "Description of the Notes" and "Underwriting," or similar or comparable captions, in any pricing supplement forming a part of the Prospectus, insofar as they relate to provisions therein described of the Notes, the Guarantees, the Indenture and this Agreement and, if applicable, such Terms Agreement and under "Item 1--Business--Regulation and Supervision" in the Guarantor's Annual Report on Form 10-K insofar as they relate to provisions of documents therein described and that she does not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or as to the statement of eligibility of the Trustee under the Indenture; and that her letter is furnished as counsel for the Company and the Guarantor to the Agents and is solely for the benefit of the Agents.

         Such counsel may base her opinion, as to certain matters, on certificates of officers of the Company and the Guarantor and may rely as to all matters relating to the laws of the State of New York and the General Corporation Law of the State of Delaware upon the opinion of Sullivan & Cromwell LLP, delivered pursuant to Section 5(a)(1).

                  (3) Opinion of Counsel to the Agents. The opinion of Sidley Austin Brown & Wood LLP, counsel to the Agents, covering the matters referred to in subparagraph (1) above under the subheadings (i), (iv),
         (v), (vi), (viii) and (x), and subparagraph (2) above under the subheading (xii). Sidley Austin Brown & Wood LLP shall additionally state that no facts have come to their attention that would cause them to believe that (other than (i) the financial statements, schedules and other financial data included or incorporated by reference therein or omitted therefrom and (ii) the statement of eligibility of the Trustee, as to which such counsel is not requested to comment) the Registration Statement, at the time it became effective or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Guarantor with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date hereof or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement or at the Settlement Date with respect thereto, as the case may be, included or includes, as the case may be, an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) Officer's Certificates. At the date hereof, and, if required in any applicable Terms Agreement, on the Settlement Date with respect to such Terms Agreement, the Agents shall have received certificates of the President or Vice President of each of the Company and the Guarantor, dated as of the date hereof or such Settlement Date, as the case may be, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the time that any applicable Terms Agreement was entered into, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the other representations and warranties of the Company and the Guarantor contained in
Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company and the Guarantor have performed or complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to the date of such certificate and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

         (c) Comfort Letter. On the date hereof and, if required by any applicable Terms Agreement, the Settlement Date with respect to such Terms Agreement, the Agents or the applicable Agent(s), as the case may be, shall receive a letter from PricewaterhouseCoopers LLP, the Guarantor's independent public accountants, dated as of the date hereof or such Settlement Date, as the case may be, in form and substance reasonably satisfactory to the Agents or the applicable Agent(s), as the case may be, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement and the Prospectus, and confirming that they are independent accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

         (d) Other Documents. On the date hereof and, if counsel to the Agents is required to deliver its opinion in accordance with any applicable Terms Agreement, on each Settlement Date with respect to such Terms Agreement, counsel to the Agents shall have been furnished with such documents as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes and issuance of the related Guarantees as herein contemplated and related proceedings and all proceedings taken by the Company or the

Guarantor in connection with the issuance and sale of Notes or issuance of the related Guarantees, as the case may be, as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the applicable Agent(s), any applicable Terms Agreement) may be terminated by the Agents or the applicable Agent(s), as the case may be, by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of
Section 11 hereof, the provisions set forth under "Parties" of Section 15 hereof and the provisions of Sections 14 and 16 hereof shall remain in effect.

SECTION 6.  Delivery of and Payment for Notes Sold through the Agents.

         Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7. Additional Covenants of the Company and the Guarantor.

         The Company and the Guarantor jointly and severally covenant with the Agents as follows:

         (a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes, and each delivery of Notes to one or more Agents pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company and the Guarantor contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to the Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b) Subsequent Delivery of Certificates. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing information solely with respect to the terms of Notes and other than by an amendment or supplement which relates exclusively to an offering of securities other than the Notes) and each time that the Company sells Notes to or through one or more Agents, unless waived by the Agent(s) participating in such sale, the Company shall furnish or cause to be furnished to the Agents or the applicable Agent(s), as the case may be, forthwith certificates dated the date of filing with the SEC of such supplement, the date of effectiveness of such amendment or the date of such sale, as the case may be, in form satisfactory to the Agents or the applicable Agent(s), as the case may be, to the effect that the statements contained in the certificates referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificates.

         (c) Subsequent Delivery of Legal Opinions. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing information solely with respect to the terms of Notes or solely for the inclusion of additional financial information, and, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of securities other than the Notes) and each time that the Company sells Notes to or through one or more Agents, unless waived by the Agent(s) participating in such sale, the Company shall furnish or cause to be furnished forthwith to the Agents or the applicable Agent(s), as the case may be, with a copy to counsel to the Agents, a written opinion or opinions of counsel to the Company and the Guarantor satisfactory to the Agents or the applicable Agent(s), as the case may be, dated the date of filing with the SEC of such supplement, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents or the applicable Agent(s), as the case may be, of the same tenor as the opinions referred to in Section 5(a)
(1) and (2) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion or opinions, counsel last furnishing such opinion to the Agents shall furnish the Agents or the applicable Agent(s), as the case may be, with a letter to the effect that the Agents or the applicable Agent(s), as the case may be, may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

         (d) Subsequent Delivery of Comfort Letters. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information and each time that the Company sells Notes to or through one or more Agents, unless waived by the Agent(s) participating in such sale, the Guarantor shall cause PricewaterhouseCoopers LLP forthwith to furnish the Agents or the applicable Agent(s), as the case may be, with a letter, dated the date of effectiveness of such amendment or supplement, or the date of such sale, as the case may be, in form and substance reasonably satisfactory to the Agents or the applicable Agent(s), as the case may be, of the same tenor as the portions of the letter referred to in Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter: provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, PricewaterhouseCoopers LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents or the applicable Agent(s), as the case may be, such letter should cover such other information.

SECTION 8.  Indemnification.

         (a) Indemnification of the Agents. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading unless such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company and the Guarantor by the Agents expressly for use in the Registration Statement or the Prospectus;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and the Guarantor; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above.

         The indemnity is subject to the conditions that, insofar as it relates to any untrue statement or omission, or any alleged untrue statement or omission, made in a preliminary prospectus or the Prospectus but eliminated or remedied in the Prospectus or in an amended or supplemented Prospectus, as the case may be, at the time of the sale of the related Note, it shall not inure to the benefit of an Agent (or to the benefit of any person who controls such Agent) if a copy of the Prospectus or the Prospectus as amended or supplemented at the time of the sale of such Note, as the case may be, excluding documents incorporated therein by reference, was delivered by the Company or the Guarantor to such Agent a reasonable amount of time in advance of the delivery of written confirmations by such Agent to investors but such Agent failed to deliver such Prospectus or the Prospectus as amended or supplemented, as the case may be, to the person in question at or prior to the time required by the 1933 Act and the receipt of such Prospectus or the Prospectus as amended or supplemented, as the case may be, would have constituted a sufficient defense to the claim asserted by such person.

         (b) Indemnification of Company, Guarantor, Directors and Officers. Each Agent severally agrees to indemnify and hold harmless the Company and the Guarantor, their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Guarantor by such Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions Against Parties; Notification. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) hereof, counsel to the indemnified parties shall be selected by the applicable Agent(s) and, in the case of parties indemnified pursuant to Section 8(b) hereof, counsel to the indemnified parties shall be selected by the Company and the Guarantor. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of each indemnified party) also be counsel to any indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the applicable Agent(s), on the other hand, from the offering of the Notes that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Guarantor, on the one hand, and the applicable Agent(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Guarantor, on the one hand, and the applicable Agent(s), on the other hand, in connection with the offering of the Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the Guarantor and the total discount or commission received by each applicable Agent, as the case may be, bears to the aggregate initial offering price of such Notes.

         The relative fault of the Company or the Guarantor, on the one hand, and the applicable Agent(s), on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantor or by the applicable Agent(s) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Guarantor and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the applicable Agent(s) were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 9, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total discount or commission received by such Agent in connection with the offering of the Notes that were the subject of the claim for indemnification exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Notes purchased from the Company by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 9 are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent has agreed to purchase from the Company.

         For purposes of this Section, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each director of the Company or the Guarantor, each officer of the Company or the Guarantor who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Guarantor, as the case may be.

SECTION 10.  Payment of Expenses.

         The Company and the Guarantor shall pay all expenses incident to the performance of their respective obligations under this Agreement, including:

                  (i) The preparation and filing of the Registration statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

                  (ii) The preparation, filing and reproduction of this Agreement;

                  (iii) The preparation, printing, issuance and delivery of the Notes and the related Guarantees, including any fees and expenses relating to the use of book-entry notes;

                  (iv) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any calculation agent or exchange rate agent;

                  (v) The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

                  (vi) The qualification of the Notes and the related Guarantees under state securities laws in accordance with the provisions of
         Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of legal counsel in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

                  (vii) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

                  (viii) The preparation, printing, reproducing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

                  (ix) Any fees charged by rating agencies for the rating of the Notes;

                  (x) Any advertising and other out-of-pocket expenses of the Agents incurred with the written approval of the Company and the Guarantor;

                  (xi) The cost of preparing and providing any CUSIP or other identification numbers for the Notes; and

                  (xii) The fees and expenses of any Depositary (as defined in the Indenture) and any nominees thereof in connection with the Notes.

SECTION 11.  Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Guarantor submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of the Agents, or by or on behalf of the Company or the Guarantor, and shall survive each delivery of and payment for any of the Notes.

SECTION 12. Termination.

         (a) Termination of This Agreement. This Agreement (excluding any Terms Agreement with one or more Agents to purchase Notes from the Company as principal) may be terminated for any reason, at any time by either the Company and the Guarantor or an Agent, as to itself, upon the giving of prior written notice of such termination to the other party hereto.

         (b) Termination of a Terms Agreement to Purchase Notes as Principal. The applicable Agent(s) may terminate any Terms Agreement with such Agent(s) to purchase Notes from the Company as principal, immediately upon notice to the Company and the Guarantor, at or at any time prior to the Settlement Date relating thereto, if (i) there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there has occurred any material adverse change in the financial markets in the United States or, if such Notes are denominated and/or payable in, or indexed to, one or more foreign currencies, in the international financial markets, or any outbreak or escalation of hostilities or other national or international calamity or crisis, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable to market such Notes or enforce contracts for the sale of such Notes, (iii) trading in any securities of the Company or the Guarantor has been suspended or materially limited by the SEC or a national securities exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by such system or by order of the SEC, the NASD or any other governmental authority, (iv) a general banking moratorium has been declared by U.S. federal, New York or Puerto Rico authorities or by the relevant authorities in the country or countries of origin of any non-U.S. currency in which such Notes are denominated and/or payable or (v) the rating assigned by any nationally recognized statistical rating organization to the Medium-Term Note Program or any debt securities (including the Notes) of the Company or the Guarantor as of the date of such agreement shall have been lowered or withdrawn since that date or if any such rating organization shall have publicly announced that it has under surveillance or review (other than with positive implications) its rating of the Medium-Term Note Program or any such debt securities.

         (c) General. In the event of any such termination, no party will have any liability to any other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with the third paragraph of
Section 3(a) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it from the Company as principal or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of such Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and
(iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14, 15 and 16 hereof shall remain in effect.

SECTION 13.  Notices.

         Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Company or the Guarantor:

                  Popular, Inc.
                  209 Munoz Rivera Avenue
                  Hato Rey, Puerto Rico 00918
                  Attention:     Brunilda Santos de Alvarez, Esq.,
                  Telecopy No.:  (787) 756-0277

         If to the Agents:

                  Credit Suisse First Boston LLC
                  11 Madison Avenue
                  New York, New York 10010
                  Attention:     Short & Medium Term Finance
                  Telecopy No.: (212) 743-5825

                  J.P.  Morgan Securities Inc.
                  270 Park Avenue, 8th Floor
                  New York, New York 10017
                  Attention:     Medium Term Note Desk
                  Telecopy No.: (212) 834-6081


                  Keefe, Bruyette & Woods, Inc.
                  787 Seventh Avenue
                  New York, New York 10019
                  Attention:     Fixed Income Syndicate
                  Telecopy No.: (212) 582-5419

                  Merrill Lynch & Co.
                  Merrill Lynch, Pierce, Fenner & Smith
                                     Incorporated
                  North Tower - 15th Floor
                  4 World Financial Center
                  New York, New York 10080
                  Attention:     MTN Product Management
                  Telecopy No.: (212) 449-2234

                  Popular Securities, Inc.
                  209 Munoz Rivera Avenue
                  Hato Rey, Puerto Rico 00918
                  Attention:     Ken McGrath
                  Telecopy No.:  (787) 766-3485

                  UBS Warburg LLC
                  677 Washington Blvd
                  Stamford, Connecticut  06901
                  Attention:  Fixed Income Syndicate
                  Telephone:  (203) 719-1088
                  Telecopy No.: (203) 719-0495

or at such other address as such parties may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14. Governing Law.

         This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company or the Guarantor against any Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 15.  Parties.

         This Agreement shall inure to the benefit of and be binding upon the Agents, the Company, the Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Consent to Jurisdiction; Appointment of Agent to Accept Service of Process.

         (a) The Guarantor irrevocably consents and agrees, for the benefit of the holders from time to time of the Notes, the Agents and the other persons referred to in Section 15 that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with the Notes, this Agreement, any Terms Agreement or the Guarantees may be brought in the courts of the State of New York located in The City of New York or the courts of the United States of America located in The City of New York and, until all amounts due and to become due in respect of all the Notes or the Guarantees have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

         (b) The Guarantor hereby irrevocably designates, appoints, and empowers Brian Doran, with offices currently at Banco Popular North America, Legal Division, 120 Broadway, 15th floor, New York, New York 10271, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Guarantor in any such United States or State court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement, any Terms Agreement or the Guarantees and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designated agent shall cease to be available to act as such, the Guarantor agrees to designate a new designee, appointee and agent in The City of

New York on the terms and for the purposes of this Section 16 reasonably satisfactory to the Agents. The Guarantor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against it by serving a copy thereof upon the relevant agent for service of process referred to in this
Section 16 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof to the Guarantor at its address specified in or designated pursuant to this Agreement. The Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of the Notes, the Agents and the other persons referred to in Section 15 to serve such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Guarantor or bring actions, suits or proceedings against the Guarantor in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the Guarantees brought in the United States federal courts located in The City of New York or the courts of the State of New York located in The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) The provisions of this Section 16 shall survive any termination of this Agreement, in whole or in part.

SECTION 17. Effect of Headings.

         The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 18.  Counterparts.

         This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

         If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Agents and the Company and the Guarantor in accordance with its terms.

                                           Very truly yours,

                                           POPULAR NORTH AMERICA, INC.


                                           By: /s/ Richard Barrios
                                              ---------------------------------
                                              Name: Richard Barrios
                                              Title: Senior Vice President

                                           POPULAR, INC.


                                           By: /s/ Richard Barrios
                                              ---------------------------------
                                              Name: Richard Barrios
                                              Title: Senior Vice President

Accepted:


CREDIT SUISSE FIRST BOSTON LLC

By: /s/ Julie A. Keogh
   ---------------------------------------------
   Name: Julie A. Keogh
   Title: Authorized Signatory


J.P.  MORGAN SECURITIES INC.

By: /s/ Carl J. Mehldau Jr.
   ---------------------------------------------
   Name: Carl J. Mehldau Jr.
   Title: Vice President


KEEFE, BRUYETTE & WOODS, INC.

By: /s/ Maurice F. Beshlian
   ---------------------------------------------
   Name: Maurice F. Beshlian
   Title: Managing Director


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED

By: /s/ Scott G. Primrose
   ---------------------------------------------
   Name: Scott G. Primrose
   Title: Authorized Signatory


POPULAR SECURITIES, INC.

By: /s/ Kenneth W. McGrath
   ---------------------------------------------
   Name: Kenneth W. McGrath
   Title: President


UBS WARBURG LLC

By: /s/ Jeffrey B. Craig
   ---------------------------------------------
   Name: Jeffrey B. Craig
   Title: Director

                                                                       EXHIBIT A


                                   SCHEDULE A

         As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                                           PERCENT OF
              MATURITY RANGES                                           PRINCIPAL AMOUNT
              ---------------                                           ----------------
From 9 months to less than 1 year.....................                       .125%
From 1 year to less than 18 months....................                       .150
From 18 months to less than 2 years...................                       .200
From 2 years to less than 3 years.....................                       .250
From 3 years to less than 4 years.....................                       .350
From 4 years to less than 5 years.....................                       .450
From 5 years to less than 6 years.....................                       .500
From 6 years to less than 7 years.....................                       .550
From 7 years to less than 10 years....................                       .600
From 10 years to less than 15 years...................                       .625
From 15 years to less than 20 years...................                       .700
From 20 years to 30 years.............................                       .750
Greater than 30 years.................................                      *



--------

* As agreed to by the Company and the applicable Agent at the time of sale.

                                                                       EXHIBIT A

                                  PRICING TERMS

         Principal Amount: $_______
                  (or principal amount of foreign or composite currency)

         Interest Rate or Formula:
                  If Fixed Rate Note,
                           Interest Rate:
                           Regular Record Dates:
                           Interest Payment Dates:
                  If Floating Rate Note,
                           Interest Rate Basis:
                           Index Maturity:
                           Spread and/or Spread Multiplier, if any:
                           Initial Interest Rate, if any:
                           Maximum Rate, if any:
                           Minimum Rate, if any:
                           Interest Reset Dates:
                           Interest Determination Dates:
                           Interest Payment Dates:
                           Calculation Agent:

         Redemption Provisions:
                  Redemption Commencement Date, if any:
         Repayment Provisions:
                  Repayment Date(s), if any:

         Original Issue Date:
         Stated Maturity Date:
         Specified Currency:
         Exchange Rate Agent:
         Denomination:
         Purchase Price:  ___%, plus accrued interest, if any, from ___________

         Price to Public:  ___%, plus accrued interest, if any, from __________

         Issue Price:
         Settlement Date and Time:
         Additional/Other Terms:

Also, in connection with the purchase of Notes from the Company by one or more Agents as principal, agreement as to whether the following will be required:

         Officers' Certificates pursuant to Section 7(b) of the Distribution Agreement.

         Legal Opinions pursuant to Section 7(c) of the Distribution Agreement.

         Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.